[Sutherland, Asbill & Brennan LLP Letterhead]


                                October 30, 1997

Board of Directors
Merrill Lynch Life Insurance Company
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectuses filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-33863) for certain modified guaranteed annuity contracts issued by Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            SUTHERLAND, ASBILL & BRENNAN LLP

                                            By   /s/ Kimberly J. Smith
                                              --------------------------------
                                                     Kimberly J. Smith